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                                                                 EXHIBIT 10.21.1

                               PARK 'N VIEW, INC.
                                SEVERANCE PROGRAM



                                    Section 1
                             Purpose of the Program

         Park 'N View, Inc. (the "Company") hereby establishes the Park 'N View, Inc. Severance Program (the "Program") effective November 1, 1996, pursuant to which the Company may, in its discretion, provide Employees of the Company with temporary protection against economic hardship in the event of the termination of their employment with the Company.


                                    Section 2
                                   Definitions

         The following words and phrases shall have the meanings set forth below where used in the Program, unless the context clearly requires otherwise:

(a) "Employee" shall mean any individual that performs services for the Company as an employee.

(b) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

(c) "Participant" shall mean an Employee that is awarded a Severance Allowance under the Program.

(c) "Program Administrator" shall mean the individual or committee of individuals appointed by the Company, pursuant to duly adopted resolution of the Company's Board of Directors, to serve as the administrator of the Program pursuant to the terms hereof. If no such individual or committee of individuals has been so appointed, the Company shall serve as Program Administrator.

(d) "Severance Allowance" shall mean a payment or payments as may be provided to a Participant pursuant to this Program on account of the termination of the Participant's employment with the Company in consideration of the Participant's tenure and performance with the Company and the probability that the Participant will suffer economic hardship on account of the termination of his or her employment with the Company and in further consideration of the execution of


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         such release as shall be determined to be necessary by the Program
         Administrator.

         The amount of the Severance Allowance payable to a Participant may be reduced, in the discretion of the Program Administrator, by any debt of the Participant to the Company arising out of the employment relationship between the Participant and the Company. The amount of any Severance Allowance payable hereunder shall be reduced by the amount necessary to satisfy the Company's tax withholding obligations in connection with the payment of such Severance Allowance.


                                    Section 3
                          Award of Severance Allowance

         The Program Administrator, in its discretion, shall be entitled to award a Severance Allowance to an Employee. The amount, time of payment and other terms and conditions of a Severance Allowance shall be determined by the Program Administrator in its discretion.


                                    Section 4
                General Provisions Governing Severance Allowances

         (a) A Participant shall not be entitled, solely by reason of the Severance Allowance or this Program, to continue to participate in any employee benefit plans or fringe benefit programs maintained by the Company, and the rights of a Participant to continue to participate in such other plans and programs shall be governed solely by their terms and applicable law.

         (b) In no event shall a Severance Allowance awarded to a Participant
(1) be paid over a period longer than twenty-four (24) months following the date on which the Participant's employment with the Company terminates; (2) exceed 200% of the Participant's annual compensation during the year immediately preceding the date on which the Participant's employment with the Company terminates; or (3) be structured such that this Program, or award of the Severance Allowance, constitutes an "employee pension benefit plan" within the meaning of ERISA section 3 and the regulations thereunder.

                                    Section 5
                           Administrative Information

         The Program Administrator shall have the responsibility for the administration of the Program and shall have the discretionary authority to determine eligibility for benefits under the Program, to otherwise administer the Program and to construe the terms of the


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Program. All decisions of the Program Administrator shall be final, conclusive and binding on all affected parties.


                                    Section 6
                   Powers and Duties of Program Administrator

         In addition to any implied powers and duties that may be needed to carry out the provisions of the Program, the Program Administrator shall have the following specific powers and duties, which powers and duties it may exercise in its discretion:

         (a) to make and enforce such rules and regulations as it shall deem necessary and proper for the efficient administration of the Program;

         (b) to interpret the Program and to decide any and all matters arising hereunder, including the right to interpret and remedy possible ambiguities, inconsistencies or omissions;

         (c) to determine and compute the amount of benefits that shall be payable to any Employee, in accordance with the provisions of the Program;

         (d) to appoint other persons to assume such responsibilities under the Program as the Program Administrator may determine; and

         (e) to employ one or more persons to render advice with respect to any of its responsibilities under the Program.

                                    Section 7
                                Claims Procedure

         A Participant or his duly authorized representative (the "claimant") may make a claim for benefits under the Program to the Program Administrator. The claim shall be reviewed, and the claimant shall be notified in writing of the Program Administrator's decision within ninety (90) days following the date the Program Administrator receives the claim. If special circumstances are involved, this ninety (90) day period may be extended for up to an additional ninety (90) days. If such an extension is necessary, the claimant shall receive written notice of the extension before the end of the initial ninety (90) day period.

         If the claim is denied, the notice shall explain the reason for the denial, quoting the sections of the Program or other pertinent documents, if any, used to arrive at this decision; provide a description of any additional material or information that would be helpful to the Program Administrator in further review of the claim and reasons why such material or


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information is necessary; and provide an explanation of the claims review procedure.

         If a claimant is not satisfied with the decision of the Program Administrator regarding the claim, the claimant may appeal the decision of the Program Administrator by filing a written request with the Program Administrator. This written request must be filed with the Program Administrator within sixty (60) days following the date the claimant receives the written decision of the Program Administrator. The claimant may review any applicable documents and may also submit points of disagreement or other comments in writing.

         The Program Administrator, in its discretion, may schedule a meeting with the Participant and/or his representative within sixty (60) days after the claimant has filed the request for review. Within sixty (60) days of the date of the receipt of the request for review by the Program Administrator, the claimant shall receive written notice of the Program Administrator's final decision. However, if a hearing is held or there are other special circumstances involved, the decision shall be given no later than one hundred and twenty (120) days following the date the Program Administrator receives the appeal. If such an extension of time is necessary, the claimant shall receive written notice of the extension before it begins.

         The Program Administrator shall interpret this Section 7 such that the claims procedures applicable under the Program conform to the claims review requirements of Part 5, Title I of ERISA.

                                    Section 8
                            Amendment and Termination

         The Company shall be entitled to amend or terminate this Program at any time pursuant to duly adopted resolution of the Company's Board of Directors. This Program is entirely voluntary on the part of the Company, and the continuance of the Program and the benefits provided hereunder are not assumed by the Company as a contractual obligation.

                                    Section 9
                            Miscellaneous Provisions

         (a) Payments hereunder shall be made from the general assets of the Company.

         (b) Service of legal process may be made upon the secretary of the Company at the office of the Company, or upon such other person as shall be designated by the Company.

         (c) Except to the extent preempted by ERISA, the Program shall be construed in accordance with the laws of the State of North Carolina.


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         (d) Every fiduciary shall, unless exempt by ERISA, be bonded in accordance with the requirements of ERISA. The bond shall provide protection to the Program against any loss by reason of acts of fraud or dishonesty by the fiduciary or in connivance with others. The cost of the bond shall be an expense of the Company.

         (e) When any person entitled to benefits under the Program is under legal disability or, in the Program Administrator's opinion, is in any way incapacitated so as to be unable to manage his or her affairs, the Program Administrator may cause such person's benefits to be paid to such person's legal representative for his or her benefit or to be applied for the benefit of such person in any other manner that the Program Administrator may determine. Such payments of benefits shall completely discharge the liability of the Program Administrator or the Company for such benefits.

         (f) The records of the Program shall be maintained on the basis of the taxable year of the Company.

         (g) The Program Administrator shall cause the timely filing with proper governmental authorities and timely furnishing to all participants of all documents required by ERISA to be so filed and furnished.

         (h) Except for the right to receive any benefit payable under the Program, no person shall have any right, title or interest in or to the assets of the Company because of the Program.

         (i) The rights of any Employee to be employed by the Company shall not be deemed to be enlarged or diminished by reason of the establishment of the Program, and no Employee shall have any right to be retained in the service of the Company by way of this Program that he would not otherwise have.

         (j) Nothing contained in the Program shall impose on the Program Administrator, the Company, or any directors, officers or employees of the Company any liability for the payment of benefits under the Program other than liabilities resulting from willful neglect or fraud. The liability of the Company for benefits shall be limited to the benefits provided under the Program. Persons entitled to benefits under the plan shall look only to the Company for payment.

         (k) Where the context permits, words in the masculine gender shall include the feminine gender and the singular shall include the plural.

         (l) The headings and subheadings of the Program have been inserted for convenience of reference and shall be disregarded in any construction of the provisions hereof.


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         (m) The Company agrees to indemnify and to defend to the fullest extent permitted by law any employee serving as the Program Administrator or as a member of a committee designated as Program Administrator (including any employee or former employee who formerly served as Program Administrator or as a member of such Committee) against all liabilities, damages, costs and expenses (including attorney's fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Program, if such act or omission is in good faith.

         (n) If any provision of the Program shall be invalid or unenforceable for any reason, the remaining provisions shall nevertheless be carried into effect.


         The Program is adopted this ____ day of ____________, 1996, effective on the date specified above.


                                                     PARK 'N VIEW, INC


ATTEST:                                              By: /s/
                                                        ------------------------
                                                       Title:
/s/                                                          -------------------
---------------------------
                  Secretary

(Corporate Seal)